SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 23, 2009
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01- Entry into a Material Definitive Agreement

On June 23 2009, Hotel Outsource Management International, Inc. (“HOMI”) entered into loan agreements with related parties.

Pursuant to one loan agreement, a total of $47,000 was loaned to HOMI, divided up as follows:  Jacob Ronnel, Chief Executive Officer, $15,000; Ariel Almog, director, $7,000; and William and Pai-Wen Buckley, shareholders, $25,000.  These loans are each for a four month period.  The loans bear interest at a rate of 6% per annum.  At HOMI’s option, the loans and accrued interest may be converted into HOMI common stock at $.04 per share, the same price that shares will be offered to shareholders in HOMI's proposed future rights offering.  A registration statement for this rights offering was filed with the Commission on May 1, 2009, with amendments filed on June 5, 2009 and June 23, 2009.

Pursuant to a second loan agreement, Vental Holdings S.A., a Panamanian corporation, loaned HOMI $81,000.  Vental Holdings S.A. is a shareholder of HOMI. The principal of Vental Holdings S.A. is Geoffrey Wolf, also a shareholder of HOMI.  This loan is for a three month period and bears interest at a rate of 6% per annum.  Repayment shall be solely by means of the issue to the lender of shares of HOMI’s common stock, at a conversion price of $0.04 per share.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Loan Agreement by and between HOMI and Jacob Ronnel, Ariel Almog and William and Pai-Wen Buckley dated June 23, 2009.
10.2	Loan Agreement by and between HOMI and Vental Holdings S.A. dated June 23, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

June 25, 2009		Hotel Outsource Management International, Inc.

	By:	/s/ Daniel Cohen
	Name:	Daniel Cohen
	Title:	President